UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

UNIVERSAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 359-9311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 17, 2006, the Registrant entered into an amended change of control employment agreement (the “Agreement”) with certain of its executive officers, including Allen B. King, Chairman, President and Chief Executive Officer, and Hartwell H. Roper, Vice President and Chief Financial Officer. The Agreement replaces the original change of control employment agreement that the Registrant has used since 1998.

The Registrant entered into the Agreements to ensure that it will have the continued dedicated service of certain executive officers notwithstanding the possibility, threat, or occurrence of a change of control (as that term is defined in the Agreement). Each Agreement provides that the executive officer will have generally the same authority, duties and responsibilities during the three years after a change of control of the Registrant, or until the executive officer’s normal retirement at age 65 (if earlier), as he did immediately prior to the change of control. Each Agreement also provides for the payment, during such period, of an annual base salary and annual bonus at least at the same levels as prior to the change of control. Each executive officer will also participate at least at the same levels in incentive, savings and retirement plans and welfare benefit plans.

Each Agreement provides for termination of employment for death or disability, for “cause” and for “good reason” (as those terms are defined in the Agreement). Each Agreement generally provides that, if the executive officer is terminated other than for cause, death or disability within three years after a change of control of the Registrant, or if the executive officer terminates his employment for good reason within such three-year period, the executive officer is entitled to receive certain severance benefits. Such severance benefits include a lump sum severance payment based on an amount equal to 2.99 times the sum of his annual base salary and the higher of his most recent maximum targeted cash opportunity under a performance bonus plan of the Registrant and his prior year’s annual bonus. This payment will be made in full if the date of termination of employment is more than three years prior to the executive officer’s normal retirement at age 65, and it will be pro rated if such period is less than three years. There will be no such payment if the executive officer has reached normal retirement. Severance benefits also include certain other payments and benefits, including continuation of benefits under retirement plans, continuation of employee welfare benefits, and outplacement services for the executive officer up to a maximum amount of $10,000. Adjustments to the severance benefits may be made to avoid excise tax liability and to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

Each Agreement also contains covenants relating to non-competition and non-solicitation, each for a period of three years following the last day of the executive officer’s employment, and covenants relating to confidentiality and non-disparagement.

The full text of the form of the Agreement is attached as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Employment Agreement dated November 17, 2006, between Universal Corporation and named executive officers (Allen B. King and Hartwell H. Roper).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: November 24, 2006	By:	/s/ Preston D. Wigner
Preston D. Wigner
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Employment Agreement dated November 17, 2006, between Universal Corporation and named executive officers (Allen B. King and Hartwell H. Roper).